      As filed with the Securities and Exchange Commission on July 3, 1996

                                                   Registration No. 333- _______
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  EXCITE, INC.
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                                    77-0378215
  (State or other jurisdiction of                      (I.R.S. employer
  incorporation or organization)                      identification no.)

                           1091 N. SHORELINE BOULEVARD
                         MOUNTAIN VIEW, CALIFORNIA 94043
                    (Address of principal executive offices)

                           1995 EQUITY INCENTIVE PLAN
                           1996 EQUITY INCENTIVE PLAN
                        1996 DIRECTORS STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               RICHARD B. REDDING
                              DIRECTOR OF FINANCE,
                  ACTING CHIEF FINANCIAL OFFICER AND SECRETARY
                           1091 N. SHORELINE BOULEVARD
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 943-1200
 (Name, address and telephone number, including area code, of agent for service)

                                   COPIES TO:

                             Fred M. Greguras, Esq.
                             Jeffrey R. Vetter, Esq.
                             Fenwick & West LLP
                             Two Palo Alto Square
                             Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------- -----------------------
                                                                                   PROPOSED MAXIMUM
                                             AMOUNT         PROPOSED MAXIMUM      AGGREGATE OFFERING        AMOUNT OF
                                             TO BE         OFFERING PRICE PER           PRICE            REGISTRATION FEE
 TITLE OF SECURITIES TO BE REGISTERED      REGISTERED             SHARE
- --------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value .........      2,024,186  (1)         $ 8.375 (2)     $ 16,952,557.75 (2)          $ 5,845.7 (2)
                                          ---------              -------         ---------------              ---------

Common Stock, no par value .........      1,844,713  (3)            2.80 (4)        5,157,730.56 (4)           1,778.53 (4)

Common Stock, no par value .........        131,101  (5)            8.375           1,097,970.88                378.61
                                          ---------              -------         ---------------              ---------

               Total ...............      4,000,000                              $ 23,208,259.19             $ 8,002.85
- -----------------------------------------------------------------------------------------------------------------------

(1) Additional shares available for grant and not yet subject to outstanding options as of June 30, 1996 under the 1996 Equity Incentive Plan (the "1996 Plan", the 1995 Equity Incentive Plan (the "1995 Plan") and the 1996 Directors Stock Option Plan (the "Directors Plan") and available for issuance as of June 30, 1996 under the 1996 Employee Stock Purchase Plan.

(2) Estimated as of June 28, 1996 pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.

(3) Shares subject to options outstanding as of June 30, 1996 under the 1995 Plan, the 1996 Plan and the Directors Plan.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1) under the Securities Act.

(5)   Shares issued upon exercise of stock options granted under the 1995 Plan.

                                  EXCITE, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's Prospectus filed with the Commission on April 5, 1996 under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 424(b), which prospectus contains audited financial statements for the fiscal year ended December 31, 1995.

        (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on March 14, 1996 with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and declared effective by the Commission on April 3, 1996, and any amendment or report subsequently filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties to the fullest extent permitted by law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

        The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

        Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        The Registrant maintains directors and officers liability insurance with a per claim and annual aggregate coverage limit of $5,000,000.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS

        4.01   Registrant's Articles of Incorporation, as amended.

        4.02   Registrant's Bylaws (incorporated herein by reference to Exhibit
               3.02 of Registrant's Registration Statement on Form SB-2, File No. 333-2328-LA, initially filed on March 11, 1996, and as subsequently amended through April 3, 1996 (the "Form SB-2")).

        4.03 Registrant's 1995 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.01 of the Form SB-2).

        4.04 Registrant's 1996 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.02 of the Form SB-2).

        4.05 Registrant's 1996 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.03 of the Form SB-2).

        4.06 Registrant's 1996 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the Form SB-2).

        4.07 Form of Specimen Certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Form SB-2).

        4.08 Registrant's Restated and Amended Investor's Rights Agreement, (incorporated herein by reference to Exhibit 4.02 of the Form SB-2).

        5.01   Opinion of Fenwick & West LLP.

       23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).

       23.02   Consent of Ernst & Young LLP, independent accountants.

       24.01   Power of Attorney (see page 8).

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 28th day of June, 1996.

                                EXCITE, INC.

                                By:  /s/ George Bell
                                    --------------------------------------
                                         George Bell,
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints George Bell and Richard B. Redding, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                      Title                            Date
             ---------                                      -----                            ----
PRINCIPAL EXECUTIVE OFFICER
  AND DIRECTOR:

/s/ George Bell                                  President, Chief Executive               June 28, 1996
- ----------------------------------------         Officer and a Director
George Bell

PRINCIPAL FINANCIAL OFFICER
  AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Richard B. Bedding                           Director of Finance,                     June 28, 1996
- ----------------------------------------         Acting Chief Financial
Richard B. Redding                               Officer and Secretary


ADDITIONAL DIRECTORS:

/s/ Joseph B. Kraus                              Director and Senior Vice                 June 28, 1996
- ----------------------------------------         President, Business Development
Joseph B. Kraus

/s/ Vinod Khosla                                 Director                                 June 28, 1996
- ----------------------------------------
Vinod Khosla

/s/ Geoffrey Y. Yang                             Director                                 June 28, 1996
- ----------------------------------------
Geoffrey Y. Yang

/s/ Robert W. Pittman                            Director                                 June 28, 1996
- ----------------------------------------
Robert W. Pittman

/s/ Donn M. Davis                                Director                                 June 28, 1996
- ----------------------------------------
Donn M. Davis

                                  EXHIBIT INDEX

Exhibit No.                Description
- -----------                -----------

    4.01     Registrant's Articles of Incorporation, as amended

    4.02     Registrant's Bylaws (incorporated herein by reference to Exhibit
             3.02 of the Form SB-2)

    4.03 Registrant's 1995 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.01 of the Form SB-2)

    4.04 Registrant's 1996 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.02 of the Form SB-2)

    4.05 Registrant's 1996 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.03 of the Form SB-2)

    4.06 Registrant's 1996 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the Form SB-2)

    4.07 Form of Specimen Certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Form SB-2)

    4.08 Registrant's Amended and Restated Investor's Rights Agreement (incorporated herein by reference to Exhibit 4.02 of the Form SB-2)

    5.01     Opinion of Fenwick & West LLP

   23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01)

   23.02     Consent of Ernst & Young LLP, independent accountants

   24.01     Power of Attorney (see page 8)

                                                                    EXHIBIT 5.01

                                  July 1, 1996



Excite, Inc.
1091 N. Shoreline Boulevard
Mountain View, California  94043

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about July __, 1996 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of
(i) 3,868,899 shares of your Common Stock (the "Plan Stock") subject to issuance by you upon the exercise of (a) stock options granted by you under your 1995 Equity Incentive Plan, as amended (the "1995 Plan"), (b) stock options granted or to be granted by you under your 1996 Equity Incentive Plan (the "1996 Plan"),
(c) stock options granted or to be granted by you under your 1996 Directors Stock Option Plan (the "Directors Plan") and/or (d) purchase rights granted or to be granted under your 1996 Employee Stock Purchase Plan, as amended (the "Purchase Plan") and (ii) 131,101 shares of your Common Stock (the "Outstanding Stock") issued by you pursuant to the exercise of stock options granted to certain employees under the 1995 Plan.

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form SB-2 (File Number 333-2328-LA) filed with and declared effective by the Securities and Exchange Commission on April 3, 1996, together with the Exhibits filed as a part thereof;

     (2) the Registration Statement, together with the Exhibits filed as a part thereof, including, without limitation, the 1995 Plan, the 1996 Plan, the Directors Plan, the Purchase Plan and related documents;

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute book, that are in our possession; and

     (4) the stock record books you have provided to us, including records of the capital stock, stock options and warrants you have issued.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that (i) the Plan Stock that may be issued and sold by you upon the exercise of (a) stock options granted under the 1995 Plan, (b) stock options granted or to be granted under the 1996 Plan, (c) stock options granted or to be granted under the Directors Plan and
(d) purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the applicable plan and stock options or purchase rights granted thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable; and (ii) the Outstanding Stock is legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Plan Stock and the Outstanding Stock and is not to be relied upon for any other purpose.

                                Very truly yours,

                                FENWICK & WEST LLP

                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan, the 1996 Equity Incentive Plan, the 1996 Directors Stock Option Plan and the 1996 Employee Stock Purchase Plan of Excite, Inc. of our report dated February 23, 1996 (except for Note 9, as to which the date is April 1, 1996), with respect to the financial statements of Excite, Inc. included in its Registration Statement (Form SB-2 No. 333-2328) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                        ERNST & YOUNG LLP


Palo Alto, California
June 28, 1996